Exhibit 23.6

                                   CONSENT OF
               DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION

                                  May 31, 1996


Board of Directors
Metromedia International Group, Inc.
Atlanta, Georgia

     We hereby consent to the inclusion of our opinion dated May 31, 1996 in the Proxy Statement/Prospectus which forms a part of the Metromedia International Group, Inc. registration statement on Form S-4 (File No. 333-_______). In giving this consent we do not hereby admit that Donaldson, Lufkin & Jenrette Securities Corporation is within the class of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.


                                      DONALDSON, LUFKIN & JENRETTE
                                                  SECURITIES CORPORATION


                                      By: /s/ David F. Posnick
                                          ----------------------------
                                          Name:  David F. Posnick
                                          Title: Vice President